UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2015

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 272-4235

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25,  2015, Mr. Joseph C. Radziewicz, the Vice President, Chief Financial Officer and Chief Accounting Officer of STR Holdings, Inc. (the “Company”), informed the Company he would be resigning from his position effective December 31, 2015 to pursue another opportunity.

On December 2, 2015, the Company announced that Thomas D. Vitro has agreed to join the Company as its Vice President, Chief Finance Officer and Chief Accounting Officer to replace Mr. Radziewicz.  He will serve as the Company’s Principal Financial Officer and Principal Accounting Officer. Mr. Vitro will commence employment on December 7, 2015 to allow for a transition period within which Messrs. Vitro and Radziewicz will work together. It is expected that Mr. Vitro will officially assume the duties of his positions on January 1, 2016.

Mr. Vitro served in various positions with the Company between 1982 and 2013, most recently as Vice President, Finance of the Company from 2009 to 2013. Prior to that, he was the Corporate Controller of the Company from 1988 to 2009. Mr. Vitro has a Bachelor of Science in Accountancy from Bentley University and is a Certified Management Accountant.

In connection with Mr. Vitro’s appointment, Mr. Vitro and the Company entered into an employment offer letter (the “Offer Letter”). The Offer Letter provides for an initial base salary for Mr. Vitro of $215,000. Under the terms of the Offer Letter, Mr. Vitro is eligible to receive an annual performance bonus pursuant to the Company’s management incentive plan, with a target bonus amount of at least 45% of his annual base salary, and he is generally entitled to participate in benefit plans and programs, if any, on the same terms as other similarly situated employees.

Under the Offer Letter, Mr. Vitro is entitled to receive certain benefits upon termination of employment. If Mr. Vitro is terminated without “Cause” or he terminates his employment for “Good Reason” (as such terms are defined in the Offer Letter) prior to July 1, 2016, Mr. Vitro will receive six months of base salary and benefits (minus the value of salary and benefits actually received between January 1, 2016 and June 30, 2016), plus a pro rata portion of any bonus earned under the Company’s management incentive plan. If Mr. Vitro is terminated without “Cause” or if he terminates his employment for “Good Reason” on or after July 1, 2016, Mr. Vitro will be entitled to standard Company severance of one week of salary per year of service.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the text of the Offer Letter, a copy of which is attached to this report as Exhibit 10.1, and is incorporated herein in its entirety by reference.

There are no arrangements or understandings between Mr. Vitro and any other person pursuant to which he was appointed as an officer of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Vitro that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release dated December 2, 2015 announcing the appointment of Mr. Vitro is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter by and between STR Holdings, Inc. and Thomas D. Vitro, dated December 1, 2015.

99.1	Press release entitled “STR Holdings, Inc. Announces Appointment of New Chief Financial Officer” issued by the Company on December 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: December 2, 2015	By:	/s/ ROBERT S. YORGENSEN
Robert S. Yorgensen
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Offer Letter by and between STR Holdings, Inc. and Thomas D. Vitro, dated December 1, 2015.

99.1	Press release entitled “STR Holdings, Inc. Announces Appointment of New Chief Financial Officer” issued by the Company on December 2, 2015.